Report of Independent Accountants

November 12, 1998

To the Certificateholders of the Caterpillar Financial Asset Trust 1998-A and Caterpillar Financial Services Corporation as servicer:

We have audited the accompanying statements of financial position arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of September 30, 1998, and the related statement of revenues collected and expenses paid for the period from July 1, 1998 (date of formation) to September 30, 1998. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements audited by us present fairly, in all material respects, the assets and liabilities arising from cash transactions of Caterpillar Financial Asset Trust 1998-A as of September 30, 1998, and its revenues collected and expenses paid during the period from July 1, 1998 (date of formation) to September 30, 1998, on the basis of accounting described in Note 1.


s\  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York

             Caterpillar Financial Asset Trust 1998-A

Statement Of Financial Position
September 30, 1998
(Thousands of Dollars)

           Assets:
               Restricted cash                       $   9,706
               Investment in finance receivables       569,875
           Total assets                              $ 579,581


           Liabilities and undivided
           interests:
              Notes payable                          $ 553,378
           Total liabilities                           553,378

              Undivided interests                       26,203

           Total liabilities and undivided interests $ 579,581



Statement of Revenues Collected and Expenses Paid
For the period from July 1, 1998 (date of formation) to September 30, 1998 (Thousands of Dollars)

                  Revenues Collected:
                     Retail finance income        $ 7,260
                     Other income                      59
                          Total revenues collected  7,319

                  Expenses Paid:
                     Interest                       5,051
                     Servicing fees                   995
                          Total expenses paid       6,046

                     Revenues collected in excess
                      of expenses paid           $  1,273

          See accompanying Notes to Financial Statements

             Caterpillar Financial Asset Trust 1998-A

                   Notes to Financial Statements
                   (Dollar amounts in thousands)

Note 1- Summary of Business and Accounting Policies

A. Business

     Caterpillar Financial Asset Trust 1998-A (the "Trust") is a Delaware business trust formed by Caterpillar Financial Funding Corporation (the "Seller") and Chase Manhattan Bank pursuant to the Trust Agreement dated July 1, 1998. On July 31, 1998 the Trust purchased a $605,679 pool of fixed rate retail installment sales contracts and finance leases (the "Receivables") from the Seller (Note 3). Concurrently, the Trust issued $589,290 in notes (the "Notes") which are secured by the Receivables and other assets of the Trust pursuant to an Indenture dated July 1, 1998, between the Issuer and The First National Bank of Chicago (the "Indenture
Trustee").   The Trust also issued $16,389 in asset backed
certificates (the "Certificates") which were not offered and are retained by the Seller. The Notes represent indebtedness of the Trust, and the Certificates represent fractional undivided interests in the Trust.

     The activities of the Trust are limited by the terms of the Trust Agreement to acquiring, holding and managing the Receivables, issuing and making payment on the Notes and the Certificates (Note
4) and other activities related thereto.

B. Basis of Accounting

     The financial statements of the Trust are prepared on the basis of cash receipts and cash disbursements. Such financial statements differ from financial statements prepared in accordance with generally accepted accounting principles in that interest income and the related assets are recognized when received rather than when earned, and distributions to noteholders/certificateholders are recognized when paid rather than when the obligation is incurred. Certain expenses of the Trust are paid by the Seller.


Note 2- Restricted cash

     Restricted cash includes all monies held in one or more accounts (the "Trust Accounts") established and maintained by the servicer, Caterpillar Financial Services Corporation, and the Seller in accordance with the Sale and Servicing Agreement dated July 1, 1998. The Trust Accounts are under the control of the Indenture Trustee solely for the benefit of the noteholders and the certificateholders, as applicable.


Note 3- The Receivables

     The Receivables consist of fixed rate retail installment sales contracts and finance leases secured by new and used machinery manufactured primarily by Caterpillar Inc., including rights to receive certain payments made with respect to such Receivables.

Note 4- Notes and Certificates

The original aggregate principal amounts of the Notes by class were as follows:
Class A-1 (5.6375%) Asset Backed  Notes  $164,000
Class A-2 (5.75%) Asset Backed Notes $218,000
Class A-3 (5.85%) Asset Backed Notes $183,114
Class B (5.85%) Asset Backed Notes  $24,176

     Principal and interest on the Notes is payable monthly on each distribution date commencing August 25,1998 provided that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full.

     Distributions with respect to the Certificates are subordinated to the right of the noteholders to receive payments of interest on and principal of the Notes.

Note 5- Income Taxes

     The Trust is not classified as an association taxable as a corporation for United States federal income tax purposes. The Trust qualifies as a "financial asset securitization investment trust" within the meaning of Sections 860H through 860L of the Code. Based upon consultation with outside counsel, the Trust is of the opinion that it is not subject to taxation.